UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2020

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.05 per share	CULP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

As previously disclosed, on April 15, 2020, Culp, Inc. (the “Company”) received a loan of $7,605,500 (the “Loan”) from Pinnacle Financial Partners (“Lender”) under the U.S. Small Business Administration (the “SBA”) Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”).  The Company planned to use the proceeds from the Loan for covered payroll costs, rent, and utilities, in accordance with the applicable terms and conditions of the CARES Act, in order to retain more of its employees, maintain payroll and benefits, and make lease and utility payments while producing and supplying critical products for essential businesses during the unprecedented business disruption arising from the COVID-19 global pandemic.

Following the Company’s application and receipt of the Loan, the SBA and U.S. Treasury Department issued new guidance regarding eligibility requirements under the PPP, raising questions regarding the eligibility of publicly traded companies to receive loans under the program.  As a result, the Company, out of an abundance of caution, voluntarily repaid the Loan in full on May 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  May 14, 2020

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